Exhibit 5.3

[Letterhead of Richards Layton & Finger LLP]

March 31, 2006

To Each of the Parties Listed on

Schedule A Attached Hereto

Re:          Credit Suisse Group Capital (Delaware) LLC I;

Credit Suisse Group Capital (Delaware) LLC II;

Credit Suisse Group Capital (Delaware) LLC III;

Credit Suisse Group Finance (Delaware) LLC I;

Credit Suisse Group Capital (Delaware) Trust I;

Credit Suisse Group Capital (Delaware) Trust II; and

Credit Suisse Group Capital (Delaware) Trust III

Ladies and Gentlemen:

We have acted as special Delaware counsel for Credit Suisse Group Capital (Delaware) LLC I, a Delaware limited liability company (“LLC I”), Credit Suisse Group Capital (Delaware) LLC II, a Delaware limited liability company (“LLC II”), Credit Suisse Group Capital (Delaware) LLC III, a Delaware limited liability company (“LLC III” and together with LLC I and LLC II, the “Companies” and each a “Company”), Credit Suisse Group Finance (Delaware) LLC I, a Delaware limited liability company (the “Finance Company”), Credit Suisse Group Capital (Delaware) Trust I, a Delaware statutory trust (“Trust I”), Credit Suisse Group Capital (Delaware) Trust II, a Delaware statutory trust (“Trust II”), and Credit Suisse Group Capital (Delaware) Trust III, a Delaware statutory trust (“Trust III” and together with Trust I and Trust II, the “Trusts” and each a “Trust”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a)                                  The Certificate of Formation of LLC I, dated as of October 2, 2002 (the “LLC I Certificate”), as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on October 2, 2002;

(b)                                 The Limited Liability Company Agreement of LLC I, dated as of October 2, 2002 (the “LLC I Agreement”), entered into by Credit Suisse Group, a company incorporated under the laws of Switzerland (“CSG”), to be attached as an exhibit to the Registration Statement (as defined below);

(c)                                  The Certificate of Formation of LLC II, dated as of March 24, 2006 (the “LLC II Certificate”), as filed in the office of the Secretary of State on March 24, 2006;

(d)                                 The Limited Liability Company Agreement of LLC II, dated as of March 24, 2006 (the “LLC II Agreement”), entered into by CSG, to be attached as an exhibit to the Registration Statement (as defined below);

(e)                                  The Certificate of Formation of LLC III, dated as of March 24, 2006 (the “LLC III Certificate”), as filed in the office of the Secretary of State on March 24, 2006;

(f)                                    The Limited Liability Company Agreement of LLC III, dated as of March 24, 2006 (the “LLC III Agreement”), entered into by CSG, to be attached as an exhibit to the Registration Statement (as defined below);

(g)                                 The Certificate of Formation of the Finance Company, dated as of October 2, 2002 (the “Finance Company LLC Certificate”), as filed in the office of the Secretary of State on October 2, 2002;

(h)                                 The Limited Liability Company Agreement of the Finance Company, dated as of October 2, 2002 (the “Finance Company LLC Agreement”), entered into by CSG, to be attached as an exhibit to the Registration Statement (as defined below);

(i)                                     A certified copy of the Certificate of Trust for each Trust (each a “Trust Certificate” and collectively the “Trust Certificates”), as filed in the office of the Secretary of State on March 24, 2006;

(j)                                     The Trust Agreement of Trust I, dated as of March 24, 2006, between LLC I, as grantor, and Chase Bank USA, National Association (“Chase”), as trustee of Trust I;

(k)                                  The Trust Agreement of Trust II, dated as of March 24, 2006, between LLC II, as grantor, and Chase, as trustee of Trust II;

(l)                                     The Trust Agreement of Trust III, dated as of March 24, 2006, between LLC III, as grantor, and Chase, as trustee of Trust III;

(m)                               A form of Amended and Restated Trust Agreement for each Trust (the “Trust Agreement”), to be entered into among the applicable Company, as grantor, Chase, as trustee, and CSG, solely for the purposes stated therein, to be attached as an exhibit to the Registration Statement (as defined below);

(n)                                 The Registration Statement on Form F-3, to be filed with the Securities and Exchange Commission on or about April 3, 2006 (the “Registration Statement”), including a related prospectus (the “Prospectus”), relating to various securities including Company Preferred Securities of each Company (each, a “Company Preferred Security” and collectively, the “Company Preferred Securities”) and Trust Preferred Securities of each Trust (each, a “Trust Preferred Security” and collectively, the “Trust Preferred Securities”);

(o)                                 A Certificate of Good Standing for each Company, dated March 31, 2006, obtained from the Secretary of State;

(p)                                 A Certificate of Good Standing for each Trust, dated March 31, 2006, obtained from the Secretary of State; and

(q)                                 A Certificate of Good Standing for the Finance Company, dated March 31, 2006, obtained from the Secretary of State.

Initially capitalized terms used herein and not otherwise defined are used as defined in the LLC I Agreement. The LLC I Agreement, the LLC II Agreement and the LLC III Agreement are hereinafter each referred to as a “Company LLC Agreement” and collectively, as the “Company LLC Agreements.”  The LLC I Certificate, the LLC II Certificate and the LLC III Certificate are hereinafter each referred to as a “Company LLC Certificate” and collectively, as the “Company LLC Certificates.”

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (q) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (q) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that each Company LLC Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of members to, and the creation, operation, management and termination of, the applicable Company, and that each Company LLC Agreement and each Company LLC Certificate are in full force and effect and have not been amended, (ii) that the Finance Company LLC Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of members to, and the creation, operation, management and termination of, the Finance Company, and that the Finance Company LLC Agreement and the Finance Company LLC Certificate are in full force and effect and have not been amended, (iii) that each Trust Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation, management and termination of the applicable Trust, and that each Trust Agreement and Trust Certificates for such Trust will be in full force and effect and will not be amended and that each Trust Agreement will be executed in substantially the form reviewed by us, (iv) except to the extent provided in paragraphs 1, 4 and 5 below, the due creation or the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation or organization or formation, (v) the legal capacity of natural persons who are signatories to the documents examined by us, (vi) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (vii) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (viii) the payment by each person or entity to whom a Company Preferred Security is to be issued by a Company (each, a “Company Preferred Securityholder” and collectively, the “Company Preferred Securityholders”) for the Company Preferred Security acquired by it, in accordance with the applicable Company LLC Agreement and the Registration Statement, (ix) the receipt by each person or entity to whom a Trust Preferred Security is to be issued by a Trust (each, a “Trust Holder” and collectively, the “Trust Holders”) of a certificate substantially in the form of the trust certificate attached to the applicable Trust Agreement and the payment for the Trust Preferred Security acquired by it, in accordance with the applicable Trust Agreement and the Registration Statement, (x) that the books and records of each Company set forth the names and addresses of all persons or entities to be admitted as members of such Company and the dollar value of each of the member’s contribution to such Company, (xi) that the Company Preferred Securities are issued and sold to the Company Preferred Securityholders in accordance with the Registration Statement and the applicable Company LLC Agreement, and (xii) that the Trust Preferred Securities are issued and sold to the Trust Holders in accordance with the Registration Statement and the applicable Trust Agreement and (xiii) that Chase satisfies the requirements of §3807 of the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq. (the “Statutory Trust Act”). We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

This opinion is limited to the laws of the State of Delaware (excluding the securities laws and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.                                       Each Company has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.) (the “LLC Act”).

2.                                       The Company Preferred Securities of each Company will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable limited liability company interests in such Company.

3.                                       A Company Preferred Securityholder shall not be obligated personally for any of the debts, obligations or liabilities of any Company in which such Company Preferred Securityholder is a member, whether arising in contract, tort or otherwise solely by reason of being a member of such Company, except as a Company Preferred Securityholder may be obligated to repay any funds wrongfully distributed to it. We note that a Company Preferred Securityholder may be obligated to make payments as set forth in the applicable Company LLC Agreement.

4.                                       The Finance Company has been duly formed and is validly existing in good standing as a limited liability company under the LLC Act.

5.                                       Each Trust has been duly created and is validly existing in good standing as a statutory trust under the Statutory Trust Act.

6.                                       The Trust Preferred Securities of each Trust will represent valid and, subject to the qualifications set forth in paragraph 7 below, fully paid and nonassessable beneficial interests in the assets of such Trust.

7.                                       The Trust Holders, in their capacity as such, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Trust Holders may be obligated to make payments as set forth in the applicable Trust Agreement.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We also consent to Cleary, Gottlieb, Steen & Hamilton’s relying as to matters of Delaware law upon this opinion in connection with opinions to be rendered by them in connection with the Registration Statement. In addition, we hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons or entities whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

Very truly yours,

/s/ RICHARDS, LAYTON & FINGER, P.A.

JGL/DKD/MSC/CYG

Schedule A

Credit Suisse Group Capital (Delaware) LLC I

Credit Suisse Group Capital (Delaware) LLC II

Credit Suisse Group Capital (Delaware) LLC III

Credit Suisse Group Finance (Delaware) LLC I

Credit Suisse Group Capital (Delaware) Trust I

Credit Suisse Group Capital (Delaware) Trust II

Credit Suisse Group Capital (Delaware) Trust III